OTROSÍ No. 1 NOVATION DOCUMENT

This Otrosí No. 1 (the "Otrosí No. 1") to the novation document signed on April 3, 2024 (the "Novation Document"), is signed on May 6, 2024 (the "Signature Date"), between **BANCO BTG PACTUAL COLOMBIA S.A,** a company legally constituted and validly existing in accordance with the laws of the Republic of Colombia and identified with NIT: 901491551 - 0 (the **"Creditor"),** and Latam Logistic COL PropCo Cota I S.A.S. simplified joint-stock company identified with NIT: 900986856 - 3 (the **"Debtor").** Terms used in initial capitalization in this Othersi No. 1 and not defined herein shall have the meanings assigned to them in the Credit Document (as defined below).

PRELIMINARY CONSIDERATIONS

1. That the Parties signed the Novation Document for the purpose of novating the obligations arising from two credit agreements in force
as of the date of signature of this Othersí and identified as follows: (i) on August 29, 2023, the Parties entered into a credit agreement for up to an amount of ten billion Pesos (COP$10,000,000,000) for the financing of working capital (the "Credit Agreement 1"); and (ii) on August 24, 2023 the Parties entered into a credit agreement for an amount of up to fifteen billion Pesos (COP$15,000,000,000) for the financing of working capital (the "Credit Agreement 2", together with Credit Agreement 1, the "Credit Agreements");

2. That the Parties subject the novation of the Novation Document to conditions precedent that included the execution to the satisfaction of the Creditor of a Movable Security Agreement on Economic Rights and the receipt by the lessee of the Lease Agreement of the irrevocable instructions provided for in said contract and the communications related to the recognition of the existence of said contract; and

3. The Parties agree that by virtue of the lessee's delays in the Lease Agreement, they will eliminate as a condition precedent the communications related to the recognition of the existence of said contract for the purposes of formalizing the novation without setbacks.

However, taking into account the Preliminary Considerations, the Parties agree:

1. **Modification of the Conditions Section for the Effectiveness of the Novation Document**

As of the Date of Signature, the box of Movable Guarantee Agreement on Economic Rights will be read in the section " *Conditions for the Effectiveness of this Novation"* as follows:

Secured Transactions Agreement on Economic Rights This Credit Document	and the novation provided for therein shall only be understood to be in force (under the terms of Article 1692 of the Colombian Civil Code), once the Secured Transactions Agreement on Economic Rights is signed, and it is registered with the National Registry of Secured Transactions. For purposes of clarity, the communications to be due from the lessee of the Lease Agreement (Ikea) must be received by the Creditor to its satisfaction not as a preceding condition of novation but as a preceding condition for future credit operations between the Creditor and the Debtor. In any case, the Debtor undertakes to deliver such communications no later than within 30 Business Days following the date of signature of this Otrosí No. 1. If this does not occur, it will be understood as a breach of the Novation Document (if it has been perfected) or of the Credit Agreements.

The Parties hereby acknowledge that the trust agreement that constitutes a guarantee for the Credit Agreements and their others by means of which the FC-LATAM LOGISTIC COL PROPCO COTA 1 Trust is established, identified with NIT 830.053.812-2 and whose spokesperson is Alianza Fiduciaria S.A. is a guarantee that covers both the obligations of the Credit Agreements,

as well as those of the Novation Document, as well as this Otrosí No. 1 and any additional modifications associated with the aforementioned documents.

2. **Effects with respect to the Credit Document.**

2.1. The other terms of the Novation Document that have not been expressly modified by this Otrosí No. 1, will continue in force in full force and contractual effect, without any modification.

2.2. This Otrosí No. 1 does not constitute novation of the obligations provided for in the Novation Document.

3. **Severability:** The Parties recognize that illegality, nullity, ineffectiveness or any similar legal sanction affecting the validity or enforceability of any of the provisions of this Otrosí No. 1, shall not affect the validity or enforceability of the other provisions. In the event of any of the aforementioned legal sanctions, the Parties undertake in good faith to find mechanisms that allow, to the extent possible and in accordance with the applicable laws of the Republic of Colombia, to comply with the purposes initially sought in the provision that would have been affected in its validity or application.

4. **Incorporation by reference.** The general sections of Miscellaneous shall be understood to be made to this Otrosí No. 1.

5. The Debtor declares and guarantees as of the Date of Signature of this Otheryes No. 1 that has all the corporate and legal authorizations and those provided for under the Applicable Law for the purposes of signing this Otrosí No. 1 and contracting the corresponding obligations. In the event that the above declaration is inaccurate, the Creditor will have the right to request the corresponding damages from the Debtor, as this declaration is a fundamental cause for the signing of this Otrosí No. 1.

6. The Debtor authorizes, acting freely and voluntarily, in an express manner and irrevocable to the Creditor or whoever represents his/her rights to consult, request, process, transmit, supply, report, in the Risk Centers and/or any other entity that manages databases for the same purposes as well as to process and disclose all the information that refers to

   to the credit, existence and financial behavior of the Creditor, to any applicable governmental entity or authority in accordance with the purposes contained in Statutory Law 1581 of 2012 on the Protection of Creditors.

and with Decree 1377 of 2013. Consequently, those who are affiliated with and/or have access to any other public or private entity that administers or manages databases may know this information in accordance with the applicable laws of Colombia. It also authorizes the Creditor to use the notification addresses provided in the Novation Document and usually used between the parties for the purposes of sending any communication, collection, question, and other procedures.

In acceptance of the foregoing provisions, the Parties sign this Otrosí No. 1.

[Signature Pages Follow]

Signature Page

The Creditor

DocuSigned by:
Mabel Moreno
31C262781408455...
______________________________ Name: Mabel Constanza Moreno Ochoa Citizenship card: 43.740.801 Legal Representative Banco BTG Pactual Colombia S.A.

NIT 901.491.551-0

Signature Page

The Debtor

DocuSigned by:
annette fernandez pagan
953073C6BE7442E

________________________ Name: Annette Fernandez Pagan Passport: 644243033 Legal Representative Latam Logistic COL PropCo Cota 1 S.A.S.

NIT:900.986.856-3